As filed with the Securities and Exchange Commission on October 28 , 2011.
Registration No. 333-168689

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Blount International, Inc.	Delaware	63-0780521
Blount, Inc.	Delaware	63-0593908

(Exact name of each Registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3480
(Primary Standard Industrial
Classification Code Number)

4909 SE International Way
Portland, Oregon 97222-4679
(503) 653-8881
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive office)

Richard H. Irving, III, Esq.
Senior Vice President, General Counsel and Secretary
4909 SE International Way
Portland, Oregon 97222-4679
(503) 653-8881
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

George E. Zobitz, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the initial offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2) (3)	Amount of Registration Fee (3) (4)

Primary Offering
Debt Securities (5)
Preferred Stock (6)
Common Stock, par value $0.01 per share (7)
Guarantees (5)
Total Primary Offering			$300,000,000	$34,380
Secondary Offering
Common Stock, par value $0.01 per share (8)	68,491		$950,655.08	$108.95
Total		100%	$300,950,655.08	$34,488.95

(1)
There are being registered an indeterminate principal amount or number of debt securities and guarantees of debt securities, preferred stock and Common Stock as shall have an aggregate offering price not to exceed $300,000,000. In addition, up to 68,491 shares of our Common Stock may be sold from time to time pursuant to this Registration Statement by the selling security holders. This Registration Statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.  For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.

(2)
With respect to the primary offering and pursuant to General Instruction II.D of Form S-3, the amount of securities to be registered for each class of securities, the proposed maximum offering price per unit for each class of securities and the proposed maximum aggregate offering price of each class of securities are not specified.

(3)
With respect to the securities to be offered for sale by the Registrants in the primary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act. With respect to the shares of Common Stock to be offered for resale by the selling security holders in the secondary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the rules and regulations under the Securities Act based on the closing price reported for Blount International, Inc. Common Stock traded over the New York Stock Exchange on October 5, 2011.

(4)
Pursuant to Rule 457(o), the registration fee is $34,488.95.  Blount International, Inc. and Blount, Inc. previously filed a Registration Statement of Form S-3 with the Securities and Exchange Commission on February 24, 2006 (Registration Statement No. 333-132024) (the “Prior Registration Statement”), and paid a filing fee to the Securities and Exchange Commission of $27,529.57.  As of the date hereof, all of the securities registered on the Prior Registration Statement remain unsold.  In accordance with Rule 457(p), the filing fee has been reduced by offsetting $27,529.57 against the filing fee due for this Registration Statement.

(5)
Either of Blount, Inc. or Blount International, Inc. may issue any or all of the debt securities registered on this Registration Statement, or each of them may issue a portion of such debt securities.  Any debt securities issued by Blount, Inc. under this Registration Statement will be guaranteed by Blount International, Inc., and any debt securities issued by Blount International, Inc. may be guaranteed by Blount, Inc., in each case on a full and unconditional basis.  Pursuant to Rule 457(n), where the securities to be offered by either issuer are guarantees of other securities which are being registered concurrently by the other issuer, no separate fee for the guarantees shall be payable.

(6)
Such indeterminate number of shares of preferred stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion, exchange or exercise of debt securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, preferred stock.

(7)
In addition to Common Stock that may be offered for cash, there are being registered hereunder such indeterminate number of shares of Common Stock as may be issuable upon conversion of debt securities or preferred stock.

(8)	There is being registered an aggregate of 68,491 shares of Common Stock that may be sold from time to time by the selling security holders.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer to sale is not permitted.

Subject to completion dated October 28 , 2011

PROSPECTUS

BLOUNT INTERNATIONAL, INC.
BLOUNT, INC.

$300,000,000

Debt Securities
Preferred Stock
Common Stock
Guarantees

68,491 Shares of Common Stock
 Offered by
the Selling Security Holders

We may offer and sell to the public from time to time, in one or more series of issuances, the securities covered by this prospectus. When we offer securities pursuant to this prospectus, we will provide specific terms of the offering in supplements to this prospectus.  The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents.  If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

In addition, the members of management listed under the heading “Selling Security Holders” may sell up to a total of 68,491 shares of Common Stock from time to time under this prospectus and any prospectus supplement.  In the prospectus supplement relating to any sales by the selling security holders, we will identify the number of shares of Common Stock that the selling security holders will be selling. We will not receive any of the proceeds from the sale of any Common Stock by the selling security holders.

Investing in our securities involves risks. You should read this prospectus and any prospectus supplement, including the “Risk Factors” on page 4 of this prospectus and the information presented under the heading “Risk Factors” in the documents incorporated herein by reference, carefully before you invest.

Blount International, Inc.’s Common Stock is listed on the New York Stock Exchange under the trading symbol “BLT.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28 , 2011.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement (the “Registration Statement”) utilizing the “shelf” registration process that we filed with the Securities and Exchange Commission (the “SEC”), which registers the distribution of the securities offered under this prospectus.  This prospectus provides you with a general description of the securities we and the selling security holders may offer.  Each time securities are sold under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement, together with additional information described in this prospectus under the heading “Where You Can Find More Information.”

Under this Registration Statement, we may offer, as described in this prospectus and any prospectus supplement(s), from time to time, in one or more series of issuances,  an indeterminate number of shares of Common Stock, par value $0.01 per share (the “Common Stock”), preferred stock (including preferred stock convertible into Common Stock), debt securities (including debt securities convertible into Common Stock and preferred stock) and guarantees of debt securities. The selling security holders may, from time to time, sell up to 68,491 shares of Common Stock in one or more offerings.

Unless otherwise indicated, the industry data that appears in this prospectus and in any prospectus supplement, including any information incorporated by reference herein or therein, is derived from publicly available sources that we believe are reliable but that we have not independently verified.

Unless the context otherwise requires or unless the prospectus supplement otherwise indicates, “we,” “us,” “our,” the “Corporation”  and similar terms refer to Blount International, Inc. and its subsidiaries and “issuer” may refer to either Blount International, Inc. or Blount, Inc., as the case may be.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including any information incorporated by reference herein or therein.  For more details on information incorporated herein by reference or in any prospectus supplement, you should review the discussion contained under the heading “Incorporation of Certain Documents by Reference.”  We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.  We have not authorized anyone to provide you with different information.  We are only offering the securities in states where offers are permitted.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date indicated on the front cover of this prospectus or of such prospectus supplement.

ii

TRADEMARK NOTICE

As used in this prospectus, Oregon®, Carlton®, Windsor®, Tiger®, SpeeCo®, ICS®, Woods®, Alitec®, Central Fabricators®, Gannon®, Wain-Roy®, WoodsCareTM and TISCO® are registered trademarks of Blount International, Inc. and its subsidiaries.  Some forms of Windsor® are used under license from affiliates of Snap-On, Inc.  All other brand names, trademarks or service marks of any other person referred to in this prospectus are the property of their respective owners.

PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you.  You should read the entire prospectus and any prospectus supplement before making an investment decision, including the information presented under the heading “Risk Factors” in the documents incorporated by reference in this prospectus and the more detailed information in the financial statements and related notes incorporated by reference in this prospectus.

OUR BUSINESS

We are an international industrial company operating through one business segment: Outdoor Products.  We sell our products in over 100 countries around the world, and we have manufacturing operations in the United States, Canada, Brazil, France, Mexico and China. Additionally, we operate marketing, sales and distribution centers in other parts of the world.

Product Summary

We manufacture and market cutting chain, guide bars, and sprockets for chainsaw use, lawnmower and edger blades, log splitters, and concrete-cutting equipment.  We also market branded parts and accessories for the forestry, lawn and garden, farm, ranch, agriculture, and construction equipment markets.  The products of the foregoing that we do not manufacture include forestry-related accessories; cutting line, lubricants, small engine replacement parts, and accessories for the lawn and garden equipment market; and tractor linkage parts, post-hole diggers, accessories, and other parts for the farm, ranch, and agriculture market.  Our products are sold to original equipment manufacturers (“OEMs”) for use on new chainsaws and lawn and garden equipment, and to consumers through distributors, dealers, and mass merchants, under both our own proprietary brands and private labels.  During 2010, approximately 22% of our sales were to OEMs, with the remainder sold into the replacement and retail market.

Forestry Products

These products are sold under the Oregon, Carlton, Windsor, and Tiger brands, as well as private labels for some of our OEM customers.  Product lines include a broad range of cutting chain, chainsaw guide bars, cutting chain drive sprockets, and maintenance tools used primarily on portable gasoline and electric chainsaws and mechanical timber harvesting equipment.  We also market safety and outdoor clothing and other accessories for the forestry market.

Lawn and Garden Products

These products are sold under the Oregon brand name, as well as private labels for some of our OEM customers.  The product line includes various cutting attachments, spare and replacement parts such as air filters, spark plugs, wheels, belts, grass bags, tools, and accessories to service the lawn and garden equipment industry. We manufacture lawnmower and edger cutting blades. These lawnmower and edger blades include blades to fit a variety of machines and cutting conditions, as well as replacement parts that meet product specifications of OEMs.

Farm, Ranch, and Agriculture Products

These products are sold under the SpeeCo, Woods, and TISCO brand names, as well as private labels for some of our larger retail customers.  Product lines include a variety of log splitters, ranging from 35 ton gas powered units, which are portable when towed behind a tractor or vehicle, to 5 ton electric powered units.  Additional product lines include tractor driven post-hole diggers, three-point linkage parts and accessories for small tractors, equipment and replacement parts primarily for the agriculture end market, and assorted accessories and tools for farm, ranch, and agricultural applications.

Construction Products

The ICS product line includes specialized concrete-cutting equipment for construction markets. The principal product is a proprietary diamond-segmented chain, which is used on gasoline and hydraulic powered saws and equipment.  ICS also markets and distributes branded gasoline and hydraulic powered concrete-cutting chainsaws and circular saws to its customers.The power heads for these saws are manufactured by a third party.

Acquisitions of KOX, PBL and Woods Equipment Company

On March 1, 2011, through our indirect wholly owned subsidiary Blount B.V., we acquired KOX GmbH and related companies (“KOX”), a Germany-based direct-to-customer distributor of forestry-related replacement parts and accessories, primarily serving professional loggers and consumers in Europe.

On August 5, 2011, through our indirect wholly owned subsidiary Blount Holdings France SAS, we acquired all of the outstanding stock of Finalame SA, which includes PBL SAS and related companies (together, “PBL”).  PBL is a leading manufacturer of lawnmower blades and agricultural cutting parts based in Civray, France and Queretaro, Mexico.

On September 7, 2011, we closed our acquisition of GenWoods Holdco, LLC and its wholly owned subsidiary, Woods Equipment Company (“Woods”).  Founded in 1946, Woods is a manufacturer and marketer of equipment and replacement parts for the agriculture, grounds maintenance, and construction markets, primarily in North America. Woods offers its products under the brand names Woods, Alitec, Central Fabricators, Gannon, Wain-Roy, WoodsCare, and TISCO.

Discontinued Operations

On September 30, 2010, we sold our indirect wholly-owned subsidiary Gear Products, Inc. (“Gear Products”) to Tulsa Winch, Inc., an operating unit of Dover Industrial Products, Inc., for net cash proceeds of $24.8 million.  Gear Products is a manufacturer of mechanical power transmission components for OEMs, serving the utility, construction, forestry, marine, and mining markets. Under terms of the stock purchase agreement, the parties agreed to treat the stock sale as if it were an asset sale for income tax purposes, which resulted in an increase in the income tax expense we recognized on the sale.  Gear Products results are reported as discontinued operations for all periods presented.

Our principal executive offices are located at 4909 SE International Way, Portland, Oregon 97222-4679, and our telephone number is (503) 653-8881.

RISK FACTORS

An investment in our securities involves risk.  Before you invest in securities issued by Blount International, Inc. or Blount, Inc., you should carefully consider the risks involved.  Accordingly, you should carefully consider:

●	the information contained in or incorporated by reference into this prospectus;

●	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

●
the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, updated by any annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus, each of which is incorporated by reference into this prospectus; and

●	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware.  If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

FORWARD-LOOKING STATEMENTS

The information in this prospectus or incorporated by reference in this prospectus contains “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources.  Statements contained in this prospectus or incorporated by reference that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, and Section 27A of the Securities Act of 1933 (the “Securities Act”), as amended. These forward-looking statements include, without limitation, statements regarding:  expectations as to operational improvements; expectations as to cost savings, sales growth and earnings; the time by which certain objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.  Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Important factors that could cause such differences include, but are not limited to:  whether we are fully successful in implementing our financial and operational initiatives; competition, conditions, performance and consolidation in our various industries; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from recent terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; the availability and estimated costs of financing; the cost to the Company of commodities in general, and of steel in particular; changes to the anticipated level of applicable interest rates and foreign currency exchange rates; changes to the anticipated effects of discontinued operations; changes in labor costs; labor stoppages; the outcome of claims and litigation; natural events such as severe weather, floods, earthquakes and abnormally dry or wet weather conditions; and other factors described under “Risk Factors.”

Forward-looking statements speak only as of the date the statements are made.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

USE OF PROCEEDS

Unless we state differently in a prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and the accompanying prospectus supplement(s) for general corporate purposes.

With respect to any sales of Common Stock by the selling security holders, the selling security holders will receive all of the proceeds from the sale of Common Stock pursuant to this prospectus.  We will not receive any of the proceeds from sales by the selling security holders of such Common Stock.

RATIO OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratios of earnings from continuing operations to fixed charges for the periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to fixed charges and preferred dividends is presented.

	Six Months Ended	Year Ended December 31,
	June 30, 2011	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges(1)	5.17	2.98	2.18	3.17	2.36	2.16

(1)  For purposes of computing the ratios of earnings from continuing operations to fixed charges, earnings represent income (loss) from continuing operations before income taxes, minority interests, cumulative effects of changes in accounting principles and fixed charges (excluding capitalized interest). Fixed charges consist of interest expense, capitalized interest, the interest component of operating leases and amortization of deferred financing costs.

DESCRIPTION OF THE DEBT SECURITIES

As specified in any prospectus supplement, the debt securities will be issued by either Blount, Inc. or Blount International, Inc., the “issuer”, as the case may be.  Any or all of the debt securities may be issued by either Blount, Inc. or Blount International, Inc., or each issuer may issue a portion of them.  The debt securities will be direct obligations of the issuer, which may be secured or unsecured, and which may be senior, senior subordinated or subordinated indebtedness.  In addition, debt securities issued by Blount International, Inc. may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis by Blount, Inc., and debt securities issued by Blount, Inc. will be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis by Blount International, Inc.

The debt securities will be issued under one or more indentures or supplemental indentures among the issuer, the guarantor, if any, and a trustee.  Any indenture or supplemental indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended.  The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indentures or supplemental indentures and are not complete.  The issuer will file a copy of the indentures or supplemental indentures with the SEC at or before the time of the offering of the applicable series of debt securities.  You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the debt securities.

General

The issuer may issue debt securities that rank “senior,” “senior subordinated” or “subordinated.”  The debt securities referred to as “senior securities” will be direct obligations of the issuer and will rank equally and ratably in right of payment with other indebtedness of the issuer that is not subordinated.  The issuer may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated notes and any other senior subordinated indebtedness.  We refer to these as “senior subordinated securities.”  The issuer may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities.  These would be “subordinated securities.”

The issuer may issue the debt securities under this prospectus, in one or more series, in each case as the issuer may establish in one or more supplemental indenture(s).  The issuer need not issue all debt securities of one series at the same time.  Unless we otherwise provide, the issuer may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We anticipate that any indenture will provide that the issuer may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities.  Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and the issuer may appoint a successor trustee to act with respect to that series subject to the terms of the indenture .

The applicable prospectus supplement will describe the specific terms relating to the series of debt securities the issuer will offer, including, where applicable, the following:

●	the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

●	the ranking of the debt securities;

●	the aggregate principal amount of the securities;

●
the percentage of the principal amount at which the issuer will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

●
if convertible, the number of debt securities or shares of any class, classes or series into which the debt securities will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the debt securities, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of redemption of the debt securities, restrictions on conversion and any other terms governing such conversion;

●	the stated maturity date;

●	any fixed, variable or pay-in-kind interest rate or rates per annum;

●	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for payment;

●	any rights affecting the transfer, exchange or conversion of the debt securities;

●	the dates from which interest may accrue and any interest payment dates;

●	any sinking fund requirements;

●	any provisions for redemption, including the redemption price and any remarketing arrangements;

●	whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

●	the covenants of such securities;

●	whether the issuer will issue the debt securities in certificated or book-entry form;

●
whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

●
whether the issuer will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

●	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

●
whether the issuer will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether the issuer will have the option to redeem the debt securities instead of making this payment;

●	the subordination provisions, if any, relating to the debt securities;

●	the provisions relating to any security provided for the debt securities;

●	the provisions relating to any guarantee of the debt securities;

●	the provision of annual and/or quarterly financial information to the holders of the debt securities;

●	what constitutes an “event of default”;

●	the remedies for holders of debt securities upon the occurrence of an “event of default”;

●	the right to make any changes to the indentures or the terms of the debt securities by the issuer and what approval, if any, will be required from the holders of the debt securities;

●	the provisions for voting on any changes to the indentures or the terms of the debt securities;

●	the requirements for the issuer to discharge, defease or covenant defease the debt securities; and

●
certain restrictive covenants, which may, among other things, limit the ability of the issuer and the guarantor, if any, to:  (i) grant liens on our assets or the assets of Blount, Inc., as the case may be, (ii) consolidate, merge or transfer property, (iii) make certain types of payments, including dividends, (iv) incur or guarantee additional debt, (v) sell assets or (vi) engage in certain lines of business.

The issuer may issue debt securities at less than the principal amount payable upon maturity.  We refer to these securities as “original issue discount securities.”  If material or applicable, we will describe in the applicable prospectus supplement special U.S. Federal income tax, accounting and other considerations applicable to original issue discount securities.

The issuer may also issue debt securities that are guaranteed by one or more other subsidiaries of Blount International, Inc., in which case the registration statement to which this prospectus relates will be amended to include such guarantees prior to such offering.

Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit the issuer’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.  You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the issuer will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, the issuer will pay the interest, principal and any premium at the corporate trust office of the trustee.  At the issuer’s option, however, the issuer may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If the issuer does not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

●	to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

●	in any other lawful manner, all as the applicable indenture describes.

You may exchange or transfer debt securities at the office of the applicable trustee.  The trustee acts as the issuer’s agent for registering debt securities in the names of holders and transferring debt securities.  The issuer may change this appointment to another entity or perform it itself.  The entity performing the role of maintaining the list of registered holders is called the “registrar.”  It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer.  The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Global Securities

If so set forth in the applicable prospectus supplement, the issuer may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depository identified in the prospectus supplement.  The issuer may issue global securities in either registered or bearer form and in either temporary or permanent form.  The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following statements summarize the material terms and provisions of the capital stock offered hereby.  These statements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, Blount International, Inc.’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and Blount International, Inc.’s By-laws (the “By-laws”).  The provisions of the General Corporation Law of the State of Delaware (the “DGCL”) may also affect the terms of Blount International, Inc.’s capital stock.

Common Stock

General

The Amended and Restated Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of Common Stock, par value $0.01 per share.  As of June 30, 2011, there were 49,146,667 shares of Common Stock issued, of which 382,380 shares were held in treasury and 48,764,287 shares were outstanding.  In addition, as of June 30, 2011, 1,328,063 shares of Common Stock were issuable upon exercise of outstanding vested options and the conversion of outstanding restricted stock units.

Voting Rights

Each holder of Common Stock is entitled to attend all special and annual meetings of the stockholders and to vote upon any matter, including, without limitation, the election of directors.  Holders of Common Stock are entitled to one vote per share.

Liquidation Rights

Upon the liquidation, dissolution or winding up (whether voluntary or involuntary) of Blount International, Inc., holders of Common Stock will be entitled to share ratably in the assets of Blount International, Inc. remaining after all debts and liabilities have been paid, and Blount International, Inc. has paid, or set aside for payment, full preferential amounts to which holders of preferred stock are entitled, if preferred stock of Blount International, Inc. is issued and outstanding.

Dividends

If the board of directors declares and pays dividends on Common Stock, all holders of Common Stock will be paid the same amount of dividends per share.  Blount International, Inc. has not paid dividends since 1999 on its Common Stock.  The terms of the fourth amended and restated credit agreement governing our credit facilities limit the ability of Blount International, Inc. to pay dividends.

Other Rights and Restrictions

The holders of Common Stock have no preemptive or subscription rights to purchase additional securities issued by us, nor any rights to convert their Common Stock into other securities of Blount International, Inc. or to have their shares redeemed by Blount International, Inc. The Amended and Restated Certificate of Incorporation and the By-laws do not restrict the ability of a holder of Common Stock to transfer his or her shares of Common Stock.  When Blount International, Inc. issues shares of Common Stock under this prospectus, the shares will be fully paid and non-assessable.

Listing

Blount International, Inc.’s Common Stock is listed on the New York Stock Exchange under the symbol “BLT.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Common Stock is Computershare Trust Company, N.A.

Preferred Stock

The Amended and Restated Certificate of Incorporation authorizes the issuance of up to 200,000 shares of preferred stock, par value $0.01 per share.  Blount International, Inc. may set the following terms of a series of preferred stock before issuance:

●	the designation of the series;

●	the number of shares to comprise the series;

●
the terms, if any, upon which the shares will be convertible into or exchangeable for shares of any other class, classes or series, including the number of shares of such other class, classes or series into which the shares will be convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the shares, the events requiring an adjustment of the conversion price, provisions affecting conversion in the event of any redemption of the shares and restrictions on conversion;

●	any voting rights; and

●
any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series, including any dividend, redemption, exchange or liquidation rights or provisions.

The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

If Blount International, Inc. issues additional shares of preferred stock they will be fully paid and non-assessable. There are no shares of preferred stock currently outstanding.

Certain Provisions of the Amended and Restated Certificate of Incorporation, the By-laws and Delaware Law

Section 203 of the General Corporation Law of the State of Delaware

Blount International, Inc. is subject to the provisions of Section 203 of the DGCL which generally prohibit certain transactions between a Delaware corporation and an interested stockholder for a period of three years after the date such interested stockholder acquired its stock, unless:

●
the business combination or the transaction which resulted in a stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the date the stockholder became an interested stockholder;

●	the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or

●
the business combination is approved by a majority of the board of directors and authorized by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special meeting.

A business combination is defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value of 10% or more of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

The provisions described above may, in certain circumstances, make more difficult or discourage a takeover of our business.

Limitations of Director Liability

As permitted by Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation provides that a director of Blount International, Inc. shall not be personally liable to Blount International, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Blount International, Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the Amended and Restated Certificate of Incorporation requires that the liability of a director of Blount International, Inc. be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.  Further, any repeal or modification of this provision of the Amended and Restated Certificate of Incorporation by the stockholders of Blount International, Inc. shall not adversely affect any right or protection of a director of Blount International, Inc. existing at the time of such repeal or modification.

Indemnification

In accordance with Section 145 of the DGCL, the By-laws provide that Blount International, Inc. shall indemnify, and in connection with such indemnification shall advance expenses to, any person who is or was a director, officer, employee or agent of Blount International, Inc., and any person who is or was serving at the request of Blount International, Inc. as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by law. The indemnification and advancement of expenses pursuant to the By-laws shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under such By-laws, the Amended and Restated Certificate of Incorporation, any agreement or applicable law. Blount International, Inc. also maintains directors’ and officers’ liability insurance.

SELLING SECURITY HOLDERS

The selling security holders named below may from time to time offer and sell Common Stock pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 68,491 shares of Common Stock.  The following table provides information regarding the beneficial ownership of our Common Stock by the selling security holders, as of September 30, 2011.  Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The following table sets forth, for each selling security holder to the extent known by us, the amount of our Common Stock beneficially owned, the number of shares of Common Stock offered hereby and the number of shares and percentage of Common Stock to be owned after completion of this offering.  This table may be expanded or supplemented in prospectus supplements as new information becomes available to us.  All information contained in the table below is based upon information provided to us by the selling security holders.  Because the selling security holders may sell all or a portion of Common Stock offered pursuant to this prospectus, we are not able to estimate the amount of shares of Common Stock that will be held by the selling security holders after the completion of this offering.

	As of September 30, 2011			Number of Shares to be Beneficially Owned After the Sale of the Maximum Number of Shares
Name of Selling Security Holder	Number of Shares (a)	Percent	Maximum Number of Shares to be Sold	Number of Shares (a)	Percent

Kenneth O. Saito (b)	37,475 (b)	*	13,846	23,629	*

Richard H. Irving, III (c), (d)	83,214 (d)	*	54,645	28,569	*

(a)           Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.

(b)           Mr. Saito currently serves as our Senior Vice President – Manufacturing & Operations, and he has held that position for the past three years.  In addition to his 37,475 shares of Common Stock, Mr. Saito owns 228,222 options to acquire shares of Common Stock that are exercisable as of the date of this prospectus or within 60 days of the date of this prospectus.

(c)           To conform to valuation dates established by the Plan administrator, December 31, 2010 has been used for allocating units of shares of the Blount Retirement Savings Plan, a 401(k) plan, attributable to Mr. Irving.  The difference between the number of shares so attributed on such date and those that would be so attributed on September 30, 2011 is immaterial.

(d)           Mr. Irving currently serves as our Senior Vice President, General Counsel and Secretary, and he has held that position for the past three years.  In addition to his 83,214 shares of Common Stock, Mr. Irving owns 80,352 options to acquire shares of Common Stock that are exercisable as of the date of this prospectus or within 60 days of the date of this prospectus.

*           Less than 1.0% of total shares of Common Stock.

PLAN OF DISTRIBUTION

We and the selling security holders may sell the securities offered by this prospectus and applicable prospectus supplements:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any such methods of sale.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them.  In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.  Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

The applicable prospectus supplement relating to the securities will set forth:

●	the offering terms, including the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us, if any, from such sale;

●	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

●	in the case of debt securities, the interest rate, maturity and redemption provisions;

●	in the case of convertible debt securities, the conversion rate and other terms, conditions and features; and

●	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange:

●	at a fixed price or prices that may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms.  Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased.  Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling security holders and any broker dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Securities may be sold directly by us or through agents designated by us from time to time.  Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement.  Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts.  The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make.  The terms and conditions of such indemnification will be described in an applicable prospectus supplement.  Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered.  In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market.  These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering.  The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time.  These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.  These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act.  In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC file number is 001-11549.  You can read and copy this information at the following locations of the SEC:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549

You can also obtain copies of these materials from the Public Reference Section of the SEC at 100 F. Street, N.E., Washington, D.C. 20549, at prescribed rates.  Please call the SEC at 1-800-SEC-0330 for further information on its public reference room.  The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.  The address of that site is http://www.sec.gov.

We also maintain a website at http://www.blount.com.  However, the information on our website is not part of this prospectus.

This prospectus, which forms part of the Registration Statement, does not contain all of the information that is included in the Registration Statement.  You will find additional information about our company in the Registration Statement.  Any statements made in this prospectus or any prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC.  The information incorporated by reference is an important part of this prospectus, and information that we subsequently file will automatically update and supersede information in this prospectus and in our other filings with the SEC.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act other than information in our Current Reports on Form 8-K which are deemed to have been “furnished” and not “filed” in accordance with SEC rules, until our offering is completed:

1.
Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 9, 2011, including those portions of its Definitive Proxy Statement on Schedule 14A for its 2011 Annual Meeting, filed with the SEC on April 26, 2011, that are incorporated by reference therein;

2.	Quarterly Reports on Form 10-Q filed with the SEC on May 6, 2011 and August 9, 2011;

3.	Current Reports on Form 8-K filed with the SEC on January 25, 2011, March 16, 2011, June 2, 2011, June 16, 2011, August 17, 2011 and September 8, 2011; and

4.	Registration Statement on Form 8-A filed with the SEC on August 12, 1999 (Commission File Number 001-11549).

You may obtain a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Blount International, Inc.
4909 SE International Way
Portland, Oregon 97222-4679
Tel:  (503) 653-8881
Attn:  Richard H. Irving, Senior Vice President,
General Counsel and Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

You should rely only upon the information contained, or incorporated by reference, in this prospectus or any prospectus supplement.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or of such prospectus supplement.

Any statement contained in this prospectus or in any prospectus supplement or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement, in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus or in any prospectus supplement, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus or of such prospectus supplement.

VALIDITY OF THE SECURITIES AND LEGAL MATTERS

The validity of the securities to be offered pursuant to this Registration Statement will be passed upon by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement, other than underwriting discounts and commissions.  All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$6,959.38
Legal fees	$150,000.00
Accounting fees	$5,000.00
Miscellaneous	$12,000.00
Total	$173,959.38

ITEM 15.  Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation provides that a director of Blount International, Inc. shall not be personally liable to Blount International, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Blount International, Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the Amended and Restated Certificate of Incorporation requires that the liability of a director of Blount International, Inc. be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.  Further, any repeal or modification of this provision of the Amended and Restated Certificate of Incorporation by the stockholders of Blount International, Inc. shall not adversely affect any right or protection of a director of Blount International, Inc. existing at the time of such repeal or modification. The certificate of incorporation of Blount, Inc. contains similar provisions limiting a director’s liability.

In accordance with Section 145 of the DGCL, the By-laws provide that Blount International, Inc. shall indemnify, and in connection with such indemnification shall advance expenses to, any person who is or was a director, officer, employee or agent of Blount International, Inc., and any person who is or was serving at the request of Blount International, Inc. as a director, officer, employee, partner, member or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law. The indemnification and advancement of expenses pursuant to the By-laws shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under such By-laws, the Amended and Restated Certificate of Incorporation, any separate contract or agreement or applicable law.

Section 145 further provides that to the extent a director or officer of a corporation has prevailed on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators.

In addition, the By-laws permit Blount International, Inc. to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Blount International, Inc. or any person who is or was serving at the request of Blount International, Inc. as a director, officer, employee, partner, member or agent of another corporation, partnership, joint venture, trust, or other enterprises, against any liability asserted against such person and incurred by such person in any such capacity.  Policies of insurance are maintained by Blount International, Inc. under which the directors and officers of Blount International, Inc. are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are a party by reason of being or having been such directors or officers. The by-laws of Blount, Inc. contains similar provisions relating to indemnification of directors and purchase or maintenance of insurance.

ITEM 16.  Exhibits and Financial Statement Schedules.

(A)           Exhibits

Exhibit Number	Description of Exhibit

*1.1	Form of Underwriting Agreement.

**2.1
Plan and Agreement of Merger among Blount International, Inc., HBC Transaction Subsidiary, Inc. and Blount, Inc., dated August 17, 1995 filed as part of Registration Statement on Form S-4 (Reg. No. 33-63141) of Blount International, Inc., including amendments and exhibits, which became effective on October 4, 1995 (Commission File No. 33-63141).

**2.2
Stock Purchase Agreement, dated November 4, 1997, by and among Blount, Inc., Hoffman Enclosures, Inc., Pentair, Inc., and Federal-Hoffman, Inc. filed as Exhibit No. 2 to the Form 8-K filed by Blount International, Inc. on November 19, 1997 (Commission File No. 001-11549).

**2.3
Agreement and Plan of Merger and Recapitalization, dated as of April 18, 1999, between Blount International, Inc., and Red Dog Acquisition, Corp. (included as Appendix A to the Proxy Statement-Prospectus which forms a part of the Registration Statement) filed on July 15, 1999, by Blount International, Inc. (Reg. No. 333-82973).

Exhibit Number	Description of Exhibit

**4.01	Amended and Restated Certificate of Incorporation of Blount International, Inc., described in the annual proxy statement filed with the SEC on March 16, 2001 (Commission File No. 001-11549).

**4.02	By-laws of Blount International, Inc., filed as Exhibit 3.1 to the report on Form 8-K filed by Blount International, Inc. on January 25, 2011 (Commission File No. 001-11549).

**4.03
Registration Rights and Stock Transfer Restriction agreement filed as part of Registration Statement on Form S-4 (Reg. No. 33-63141) of Blount International, Inc., including amendments and exhibits, which became effective on October 4, 1995 (Commission File No. 33-63141).

**4.04
Form of Stock Certificate of New Blount Common Stock filed as part of the Proxy Statement-Prospectus which forms a part of the Registration Statement on Form S-4 (Reg. No. 333-82973) filed by Blount International, Inc. on July 15, 1999.

**4.05
Registration Rights Agreement by and among Blount, Inc., Blount International, Inc., BI Holdings Corp., Benjamin F. Shaw Company, BI. L.L.C., Blount Development Corp., Omark Properties, Inc., Gear Products, Inc., Dixon Industries, Inc., Frederick Manufacturing Corporation, Federal Cartridge Company, Simmons Outdoor Corporation, Mocenplaza Development Corp., CTR Manufacturing, Inc., and Lehman Brothers, Inc. dated as of August 19, 1999, filed as Exhibit 4.2 to the report on Form 10-Q for the third quarter ended September 30, 1999  (Commission File No. 001-11549).

**4.06
Fourth Amended and Restated Credit Agreement dated as of June 13, 2011 among Blount Inc., Omark Properties, Inc., and Windsor Forestry Tools LLC, as Borrowers, the other parties signatory thereto, as Credit Parties, from time to time as Lenders, General Electric Capital Corporation, as Administrative Agent and Lender, GE Capital Markets, Inc., as Joint Lead Arranger and Sole Bookrunner and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger, filed as Exhibit 10.1 to the report on Form 10-Q filed with the SEC on August 9, 2011.

**4.07
Registration Statement on Form S-1 (Reg. No. 333-114840) with respect to the 8 7/8% Senior Subordinated Notes of Blount, Inc. which are guaranteed by BI, LLC, Omark Properties, Inc., 4520 Corp., Inc., Gear Products, Inc., Dixon Industries, Inc., Frederick Manufacturing Corporation, Fabtek Corporation and Windsor Forestry Tools LLC and 12,000,000 shares of common stock of Blount International, Inc. including amendments and exhibits, which became effective on August 3, 2004.

**4.08
Form of Indenture by and among Blount International, Inc., Blount, Inc. and the Trustee To Be Named Therein which was filed as Exhibit 4.8 to Amendment 1 to the Registration Statement on Form S-3 (Reg. No. 333-132024) which became effective May 2, 2006.

5.1	Opinion of Cravath, Swaine & Moore LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cravath, Swaine & Moore LLP (included in the opinion filed as exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

***25.1	Statement of Eligibility on Form T-1 of the Trustee.

* To be filed by amendment or as an exhibit to a Current Report on Form 8-K by the Registrants in connection with a specific offering, and incorporated herein by reference.
** Incorporated by reference.
*** To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, in connection with an offering of debt securities and incorporated herein by reference.

ITEM 17.  Undertakings

Each of the undersigned Registrants hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any acts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement);

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.   Provided, however,  that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant  hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on October 28 , 2011.

BLOUNT INTERNATIONAL, INC.

By:	/s/ Calvin E. Jenness
	Name:	Calvin E. Jenness
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Mark V. Allred
	Name:	Mark V. Allred
	Title:	Vice President and Corporate Controller (Principal Accounting Officer)

BLOUNT, INC.

By:	/s/ Calvin E. Jenness
	Name:	Calvin E. Jenness
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Mark V. Allred
	Name:	Mark V. Allred
	Title:	Vice President and Corporate Controller (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Calvin E. Jenness and Richard H. Irving, III, or either of them, to act severally as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments thereto and all registration statements filed pursuant to Rule 462(b) which incorporate this registration statement by reference), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer, Blount	October 28 , 2011
Joshua L. Collins	International, Inc. and Blount, Inc. (principal executive officer)

*
Robert E. Beasley, Jr.	Director, Blount International, Inc. and Blount, Inc.	October 28 , 2011

Ronald Cami	Director, Blount International, Inc. and Blount, Inc.	October 28 , 2011

*
R. Eugene Cartledge	Director, Blount International, Inc. and Blount, Inc.	October 28 , 2011

*
Andrew C. Clarke	Director, Blount International, Inc. and Blount, Inc.	October 28 , 2011

*
Thomas J. Fruechtel	Director, Blount International, Inc. and Blount, Inc.	October 28 , 2011

*
E. Daniel James	Director, Blount International, Inc. and Blount, Inc.	October 28 , 2011

*
Harold E. Layman	Director, Blount International, Inc. and Blount, Inc.	October 28 , 2011

/s/ Calvin E. Jenness
Calvin E. Jenness Attorney-in-fact

* Signed by Calvin E. Jenness as attorney-in-fact.